Alta Mesa Resources, Inc. Goldman Sachs Global Energy Conference 2018 January 2018 Exhibit 99.1

Disclaimer Forward-Looking Statements The information in this presentation and the oral statements made in connection therewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Silver Run II’s (or Silver Run II) proposed business combination with Alta Mesa Holdings, LP (“Alta Mesa”) and Kingfisher Midstream, LLC (“KFM”), Silver Run II’s ability to consummate the business combination, the benefits of the business combination and Silver Run II’s future financial performance following the business combination, as well as Alta Mesa’s and KFM’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Silver Run II, Alta Mesa and KFM disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Silver Run II and Alta Mesa caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Silver Run II, Alta Mesa and KFM, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput, uncertainties related to new technologies, geographical concentration of Alta Mesa’s and KFM’s operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, Alta Mesa’s and KFM’s ability to satisfy future cash obligations, restrictions in existing or future debt agreements of Alta Mesa or KFM, the timing of development expenditures, managing Alta Mesa’s and KFM’s growth and integration of acquisitions, failure to realize expected value creation from property acquisitions, title defects and limited control over non-operated properties and our ability to complete an initial public offering of the Kingfisher midstream business. Should one or more of the risks or uncertainties described in this presentation and the oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, Silver Run II’s, Alta Mesa’s and KFM’s actual results and plans could differ materially from those expressed in any forward-looking statements. Reserve Information Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact Alta Mesa’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Estimated Ultimate Recoveries, or “EURs,” refers to estimates of the sum of total gross remaining proved reserves per well as of a given date and cumulative production prior to such given date for developed wells. These quantities do not necessarily constitute or represent reserves as defined by the Securities and Exchange Commission (the “SEC”) and are not intended to be representative of anticipated future well results of all wells drilled on Alta Mesa’s STACK acreage. Use of Projections This presentation contains projections for Alta Mesa and KFM, including with respect to their EBITDA, net debt to EBITDA ratio and capital budget, as well as Alta Mesa’s production and KFM’s volumes, for the fiscal years 2017, 2018 and 2019. Neither Silver Run II’s nor Alta Mesa’s and KFM’s independent auditors or Alta Mesa’s independent petroleum engineering firm have audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, none of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of Silver Run II, Alta Mesa or KFM or the combined company after completion of any business combination or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person that the results contained in the projected information will be achieved. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including EBITDA and Adjusted EBITDAX of Alta Mesa. Please refer to the Appendix for a reconciliation of Adjusted EBITDAX to net (loss) income, the most comparable GAAP measure. Silver Run II, Alta Mesa and KFM believe EBITDA and Adjusted EBITDAX are useful because they allow Silver Run II, Alta Mesa and KFM to more effectively evaluate their operating performance and compare the results of their operations from period to period and against their peers without regard to financing methods or capital structure. The computations of EBITDA and Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. Alta Mesa excludes the items listed in the Appendix from net (loss) income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Alta Mesa’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Alta Mesa’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Industry and Market Data This presentation has been prepared by Alta Mesa and includes market data and other statistical information from sources believed by Silver Run II, Alta Mesa and KFM to be reliable, including independent industry publications, government publications or other published independent sources. Some data is also based on the good faith estimates of Alta Mesa and KFM, which are derived from their review of internal sources as well as the independent sources described above. Although Silver Run II, Alta Mesa and KFM believe these sources are reliable, they have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names Alta Mesa and KFM own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Silver Run II, Alta Mesa or KFM, or an endorsement or sponsorship by or of Silver Run II, Alta Mesa or KFM. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Alta Mesa or KFM will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Silver Run II has agreed to merge with Alta Mesa and Kingfisher Midstream (collectively renamed Alta Mesa Resources, Inc.), creating a world class energy company with a high-quality, integrated, and concentrated asset base in the core of the STACK oil play This transaction integrates premier upstream and midstream assets developed by a tenured executive team with unmatched complementary experience and track records Creation of a Pure-Play STACK Enterprise Pro Forma Organizational Structure Alta Mesa Resources, Inc.: AMR Jim Hackett, Executive Chairman Hal Chappelle, President & CEO Upstream Operations Kingfisher Midstream Corporate Development Finance & Accounting Mike Ellis Founder and COO Jim Hackett COO Tim Turner Vice President Mike McCabe Vice President and CFO Land David Murrell Vice President Top 10 managers average >25 years industry experience and >12 years at Alta Mesa

Alta Mesa Resources

Focused on development and consolidation in the STACK

Upstream Metrics

Net STACK Surface Acres	~130,000
Current Net Production (BOE/D)	~24,000
% Liquids	69%
Resource Potential (MMBOE)[1]	>1,000
Breakeven Oil Price, $/BBL WTI	< $30
Single-well IRR	>80%
Gross Identified Base Locations[2]	4,196
Operated STACK Hz. Wells Producing / Operated STACK Hz. Wells Drilled[3]	221/ 247
Early 2018 rig count	6

Midstream Metrics

Natural Gas Processing Jan 18	350[4] MMCF/D
Pipelines	400+ miles
Dedicated Acreage	~300,000 gross acres
Oil Storage Capacity	50 MBBL with 6 loading LACTs[5]



CO
KS
MO
OK
Project Area
AR
TX
LA
Woods
Major
Garfield
KFM System
NW STACK
Dewey
Kingfisher
STACK
Logan
Blaine
Custer
Canadian
Oklahoma
Caddo
MERGE
N
Kingfisher Midstream System
Existing KFM Plant
Compressor Station
HORIZONTAL WELLS
AMR
OTHER
CONTINENTAL
DEVON
NEWFIELD
MARATHON

Source: Public Filings, Investor Relations
Note: Acreage as of 11/9/2017
[1] Does not include additional resource potential or undeveloped locations on ~20,000 net acres acquired mid-2017 in the Major County Acquisition
[2] Does not Include additional locations from downspacing in the Oswego, Meramec, Lower and Upper Osage formations or additional locations in the Big Lime, Cherokee, Manning, Chester, Woodford and Hunton formations
[3] Horizontal wells drilled as of 1/6/2018, 214 Meramec/Osage, 6 Oswego, 1 Manning on production
[4] Includes existing 90 MMCF/D offtake processing plus expected completion of 200 MMCFD expansion
[5] Lease Automatic Custody Transfer units

4

Disciplined Growth with 10+ year Horizon in STACK Oil Window, 10-12 rig cadence Highly contiguous ~130,000 net acres; infrastructure a key competitive advantage Kingfisher Midstream (KFM) purpose built and highly synergistic; flow assurance de-risks production growth Low cost operator, resilient well economics < $30/BBL breakeven; >80% single-well rate of return1 Low leverage development plan is fully-financed for 2 years, free cash flow positive in 2019 2012-2017 Execution and Results De-Risk Investment 240+ horizontal STACK wells drilled by Alta Mesa across entirety of Kingfisher acreage Development projects underway; pattern tests validate base development plan KFM initial 60 MMCFD plant full; 200 MMCFD expansion in commissioning on time, under budget Consistency and geographic breadth of well results affirms EUR repeatability Experienced Management Team Aligned with Shareholders Alta Mesa Resources management team will remain large shareholders, expected >35% post-transaction Demonstrated discipline to sustain and grow the enterprise through cyclical downturns Management compensation and team incentives based on capital efficiency and growth per debt-adjusted share Comprehensive Application of Best Practices and Technology Efficient, scalable drilling team managing 6 rig program delivering > 2 wells per month per rig Geoscience team applying full suite of tools including 3-D seismic and geosteering to optimize development Completions team providing top-tier design and execution of hydraulic fracture stimulations Production team enhances individual well performance by daily managing compression and artificial lift Sustainable STACK Development Combined midstream & upstream with fully funded growth and low leverage 1 Type curves assume 17% royalty burden and $3.5MM D&C well cost. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs. Broker Consensus price deck.

Fully-Financed Growth

Material liquidity, clear path to positive free cash flow

Our Top-Tier EBITDA Growth is Fully-Financed, De-Risked, and Highly Visible[1]



EBITDA driven by 63% CAGR gross-operated production growth YE 2016 – YE 2019
$42
$63
2018: $543
2019: $1,019
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Growth Plan is Fully-Financed with Line of Sight to Positive FCF Generation (Before Midstream IPO Proceeds)[2]



Illustrative analysis conservatively assumes no increase to borrowing base (although production is growing 85%)
$1,035
$385
$650
($422)
$613
$5
$608
$195
$808
$158
$650
YE 2017[3]
FCF Adj.
YE 2018
FCF Adj.
YE 2019
RCF Availability
Cash Balance

Source: FactSet. Market Data as of 11/17/2017. Projections assume Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter).
Note: Year-End leverage for Alta Mesa shown, adjusting pro forma debt balances for projected cumulative free cash flow outspend as of YE 2017.
[1] Q3 2017 actuals, followed by Company projections
[2] Does not include expected proceeds from MLP IPO
[3] Pro forma for YE 2017 SPAC transaction closing

6

Compelling Value Proposition

Peer multiples expanded ~25% since announcement

Debt-Adjusted Firm Value / 2019E EBITDA



Material Midstream Asset Exposure
Material Midstream Asset Exposure
5.7x
8.7x
MTDR
6.0x
8.3x
FANG
5.5x
7.7x
CLR
5.7x
7.3x
XEC
5.6x
3.4x
7.3x
4.8x
DVN
5.2x
6.6x
RSPP
4.4x
5.8x
CPE
4.6x
5.7x
NFX
4.1x
2.9x
AMR + KFM
At Announcement
Current (1/2/2017)
Midstream Contribution

Debt-Adjusted Firm Value / 2018E EBITDA



Material Midstream Asset Exposure
Material Midstream Asset Exposure
8.5x
11.5x
FANG
7.9x
10.4x
MTDR
7.7x
9.2x
RSPP
6.7x
9.0x
CLR
7.2x
9.0x
XEC
7.0x
4.3x
8.4x
5.7x
DVN
6.7x
8.3x
CPE
8.1x
5.3x
AMR + KFM
5.8x
6.8x
NFX
At Announcement
Current (1/2/2017)
Midstream Contribution

Adjusted Upstream Firm Value / Net Acres



$30,011
$22,063
10k Core Acres Added
$14,180
$13,198
$12,344
GPOR / Vitruvian
DVN / Felix
AMR at Announcement
AMR Current
MRO / Payrock

Midstream Firm Value / 2018E EBITDA



15.1x
14.7x
13.8x
10.9x
7.3x
AM
EQM
HESM
NBLX
KFM

Source: FactSet. Market Data as of 1/5/2018.

Note: Debt-Adjusted Firm Value adjusts current debt balances for consensus estimates of cumulative free cash flow outspend as of YE 2018 and YE 2019 respectively. Alta Mesa FV/EBITDA metrics include total company and sponsor promote. Midstream contribution deconsolidates DVN for ENLC and ENLK and adjusts AMR pro rata for upstream and midstream EBITDA contribution respectively.

7

Top-Tier Balance Sheet to Support Growth Balance sheet strength to be preserved as we grow Source: FactSet. Market Data as of 1/5/2018. Note: Does not include effect of expected proceeds from MLP IPO. 1. Pro forma for YE17 SPAC transaction closing 2017E Net Debt / 2017E EBITDA1 2018E Net Debt / 2018E EBITDA

Production Growth in De-Risked Acreage Consistent growth in STACK oil window Gross Operated Horizontal Production, BOE/Day 9 2-4 rigs 4-6 rigs Wells in STACK Oil Window

Source: 1Derrick, IHS, Drilling Info and Company Presentations. ‘ STACK Oil Window is primarily the Sooner Trend Oil Field Stretches across eastern Kingfisher County through southwest Garfield and southeast Major Counties Alta Mesa and other operators have significantly delineated the Oil Window since 2012 Well-Delineated Meramec/Osage in Oil Window Hundreds of horizontal and vertical wells define high-confidence picture STACK NW STACK MERGE

Source: Drilling Info public production data, all horizontal wells in Kingfisher Co., all Operators, all vintages, Mississippian only. Top Quartile Cumulative BO @ 6 Months Cumulative BO @ 12 Months Cumulative BO @ 24 Months Public data illustrate Alta Mesa has significant portion of top quartile producers Top-Tier Results in STACK Oil Window Horizontal Meramec/Osage wells, Kingfisher County Alta Mesa (93) Others (222) Alta Mesa has 27% of top-quartile wells Alta Mesa has 32% of top-quartile wells Alta Mesa has 44% of top-quartile wells Alta Mesa (58) Others (179) Alta Mesa (21) Others (86)

Recent North Area Meramec / Osage Operated Wells Production data Well Name Landing Days from 1st oil to Peak Peak Day Rate BOD Peak 30 Day Avg. BOD 1 Maly 30-M4H Osage 103 531 272 2 Bugabago 2006 1-31MH Osage 163 804 479 3 Maly 32-M1-H Osage 46 633 470 4 EHU 236H Osage 107 621 436 5 Scout 1906 1-34MH Osage 48 525 363 6 Cobra 1806 1-8Mh (<30 Days) Osage 27 559 268 7 Macallan 1806 4-17MH Osage 36 523 423 8 Towne 1806 1-31MH Osage 24 1096 763 9 Farrar 1806 1-32MH Osage 48 768 497 10 McNulty 1806 1-33MH Osage 81 847 619 11 Slughworth 1906 1-1MH Osage 108 731 375 12 Buttercup 1905 1-5MH Osage 90 203 119 13 Stags Leap 1905 1-7MH Osage 64 460 287 14 Raisin Cane 1905 1-8MH Osage 87 527 271 15 Fowler 1906 1-12MH Osage 33 450 308 16 Pollard 1805 3-2MH Osage 125 378 312 17 Vadder 1805 2-12MH Osage 40 495 388 18 Oltmanns 1805 6-14MH Osage 39 836 605 19 Edwin 1805 4-22MH Osage 70 680 425 20 Cleveland 1805 2-26MH Osage 47 602 420 21 Wendt 1806 1-26MH Osage 101 508 433 22 Mitchell 1806 1-26MH Osage 81 543 394 23 Steele 1806 1-34RMH Osage 182 485 376 24 EHU 239H Osage 74 808 387 1 2 3 4 11 12 24 15 13 14 8 9 10 23 5 6 7 22 21 16 17 18 19 20 North Central South 4,714 ft average lateral

Recent South Area Meramec/Osage Operated Wells

Production data


GARFIELD
LOGAN
North
Central
KINGFISHER
South
4,714 ft average lateral
CANADIAN

	Well Name	Landing	Days from 1st oil to Peak	Peak Day Rate BOD	Best 30 Day Avg. BOD
1	McLovin 1605 1-6MH	Osage	13	578	449
2	Aces High 1606 4-11MH	Osage	10	647	501
3	Odie 1606 1-12MH	Osage	27	446	270
4	Jacob 1605 1-8MH	Osage	16	594	479
5	Aberfeldy 1605 4-16MH	Osage	5	728	606
6	Speyside 1606 1-27MH	Osage	34	862	690
7	Peat 1606 1-26MH	Osage	49	573	405
8	Oak Tree 1605 2-30MH	Meramec	33	916	688
9	Hasley 1605 1-28MH	Osage	41	951	416
10	Ray 1605 3-27MH	Meramec	14	539	210
11	Sadiebug 1606 1-35MH	Osage	21	907	736
12	Dalwhinnie 1605 1-31MH	Meramec	19	875	490
13	Helen 1605 5-33MH	Meramec	104	587	337
14	PlumpJack 1605 1-34MH	Osage	18	1131	466
15	Opus One 1605 1-35MH	Osage	11	375	328
16	Red Queen 1506 1-1MH	Meramec	28	469	347
17	Best Thirty 1505 1-5MH	Osage	43	264	231
18	Shiner 1505 1-3MH	Osage	0	740	404
19	White King 1506 1-12MH	Osage	29	430	335
20	Redbreast 1505 4-7MH	Osage	91	438	371
21	Yellowstone 1505 4-8MH	Meramec	42	480	444
22	Martin 1505 4-9MH	Meramec	66	385	250
23	Cheshire Cat 1506 1-13MH	Meramec	42	368	328
24	Aberlour 1505 1-18MH	Osage	20	521	383
25	Three Wood 1505 4-17MH	Meramec	50	430	369
26	Dixon 1505 3-16MH	Meramec	34	570	391
27	Huntsman 1506 2-23MH	Meramec	35	670	458
28	Huntsman 1506 4-23MH	Meramec	154	620	298
29	Old Crab 1506 1-24MH	Osage	48	837	678
30	White Rabbit 1506 2-27MH	Osage	108	726	444
31	Samuel 1505 1-29MH	Meramec	14	492	403
32	Mad Hatter 1506 2-34MH	Osage	156	491	323

13

Peer Leading Operating Metrics

Major U.S. Oil Plays – Breakeven Prices ($/BBL)[1]



$24.40
$27.16
$27.53
$27.71
$32.14
$33.36
$34.66
$34.76
Alta Mesa - Updip Oil STACK[2]
Core Midland - Wolfcamp A&B
S. Delaware Basin - Reeves Wolfcamp A
STACK Meramec - Over-Pressured Oil
DJ Basin - Wattenberg Core XRL
N. Delaware Basin - Wolfcamp XY
SCOOP Woodford Condensate
Eagle Ford - Karnes Trough

SEC Future Development Cost Per Proved Undeveloped BOE ($ / BOE)[3]



$6.33
$7.96
$8.53
$8.77
$8.89
$9.37
$10.02
$13.78
$24.21
AMR
XEC
CLR
PE
FANG
RSPP
NFX
MRO
DVN

Recycle Ratio[4]



4.0x
Illustrative KFM Margin Uplift
3.7x
3.4x
3.2x
3.1x
1.8x
1.7x
1.1x
0.8x
CLR
AMR
FANG
PE
RSPP
XEC
NFX
MRO
DVN

Q3 2017 LOE ($ / BOE)[5]



$3.15
$3.62
$3.82
$4.15
$4.30
With SWD credits
$1.90
$4.49
$5.16
$5.18
$6.89
XEC
NFX
CLR
FANG
AMR[6]
PE
MRO
RSPP
DVN

Alta Mesa | STACK Peers | Permian Peers

Source: Company filings and Investor Presentations. Recycle Ratio and SEC Future Development Cost Per Proved Undeveloped BOE from Public Filings as of 4Q 2016. Market Data as of 11/16/2017.

[1] Based on 15% IRR hurdle. Assumes gas price deck of 2017: $3.10/mcf; 2018: $2.99/mcf; 2019: $2.83/mcf; 2020: $2.82/mcf; thereafter: $2.83/mcf.

[2] AMR breakeven price company prepared. Based on AMR 651 MBOE mean type curve.

[3] Calculated as future development costs divided by proved undeveloped reserves. Shown as of 12/31/2016. MRO and DVN PUD F&D evaluated based on US assets only.

[4] Calculated as 4Q16 unhedged EBITDAX/BOE divided by organic F&D. Includes Q4 acquired BCE wells in calculation. Organic F&D defined as Future Development Costs / PUD volumes per SEC filings and excludes reserves added through acquisitions.

[5] US assets only. Does not include gathering & transportation.

[6] Excludes nonrecurring expenses. Represents NE Kingfisher Hz only.

14

Recent Results Demonstrate Geographic Breadth Recent north & south wells averaging above type curve in Meramec and Osage 1250 MBO type curve is based on economic mean well result; if normalized to 10,000’ for comparison to offset operator data, this would be 525 MBO/1,356 MBOE (2-stream) South Area North Area 13 Meramec/19 Osage 24 Osage North Central South 250 MBO TC 250 MBO TC Gen 2.0 250 MBO TC North South Average Performance of Recent Wells vs Type Curve Average Average Gen 2.5 300 MBO TC

2018+ Focus: Multi-Well Pattern Development

Spacing test pilots have established basis for development


GARFIELD
North
Themer
Hoskins
Central
Ash-Foster
Paris
KINGFISHER
NFX Chlouber
MRO Yost
South
MRO Hansens
NFX Freeman
NFX Margie
MRO Cerny
MRO Eve
CANADIAN
Legend
AMR Current Wells
AMR Planned Wells

Ash-Foster Early Flowback

2 parent, 8 infill wells


35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Cum Oil Prod, Bbls
0
20
40
60
Days Since First Oil
250 MBO TC

Themer Early Flowback

1 parent, 7 infill wells


35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Cum Oil Prod, Bbls
0
20
40
60
Days Since First Oil
Themer 4 IP30
1,528 BOE/Day
(76% Oil)
250 MBO TC

Meramec/Osage Development Strategy


Meramec
Osage

Spacing vs Type Curve

660-1,500 ft tested


160%
140%
120%
100%
80%
60%
40%
20%
0%
Percent of Type Curve
600
800
1,000
1,200
1,400
1,600
Average Bench Spacing, Ft
R² = 0.85
Patterns @ 1,500 ft
Exceed Type Curve

16

Kingfisher Midstream Operations Continued execution establishes basis for 2018+ performance Kingfisher Midstream Execution Q3 2017 Adjusted EBITDA $10.5MM, >200% from Q2 2017 Operations continue to expand since August SRUN announcement1 Processing capacity increased from 60 MMCFD to 150 MMCFD Compression horsepower increased from 23,070 hp to 51,643 hp Gathering system expanded from 321 miles to 413 miles Throughput volumes in excess of initial 60 MMCFD cryogenic plant additional volumes processed via 90 MMCFD processing agreements 200 MMCFD plant expansion on time, under budget for early Q1 2018 start Volume growth continues, with inventory of >30 DUCs behind system Financial flexibility to support expansion capital and maintenance capital 1As of November 2017

3 CAT 3516s (4,140 total HP) 5 CAT 3608s (12,500 total HP)4 6 CAT 3606s (10,650 total HP) 17 CAT 3516s (23,460 total HP)3 3 CAT 3508s (2,070 total HP) 1 CAT 3306 (203 HP) Kingfisher Midstream System System expansion remains on timeline and budget High Pressure Pipeline Producer Connections Natural Gas Processing Compression Facilities Low Pressure Pipeline Other Infrastructure Current processing capacity of 150 Mmcf/d, inclusive of offtake agreements Incremental 200 Mmcf/d Cryo plant operational in Jan-18 1,200 Bbl/d condensate stabilizer ~309 miles of low-pressure crude and gas gathering lines1 Natural gas gathering: 4”-16” pipeline Crude gathering: 6”-12” pipeline ~104 miles of 4”-16” rich gas transportation pipeline2 Average operating pressure of 1,100 psig and piggable 4 miles of 12” residue gas pipeline to PEPL 9 miles of 16” residue gas pipeline to OGT 4 miles of 6” NGL Y-grade pipeline, with 13,000 Bbl/d capacity to Chisolm Pipeline Field Compression: Inlet Compression: Residue Compression: 50,000 Bbl crude storage with 6 truck loading LACTS 3 NGL bullet tanks: 90,000 gallon capacity 145 meters settled through November 2017 17 miles under construction. 21 mile under construction. 36 under construction. 4All under construction

Rapidly Expanding G&P Complex in the Heart of the STACK KFM is positioned to capture volume growth from the STACK Acreage dedications / resource allocations of ~300,000 gross acres Customer inventory >7,000 locations Gathering, Processing and Market Access Support Production Total processing capacity is expected to be 350 MMCF/D in Jan 18, including 90 MMCF/D of additional offtake Substantial firm transport to support future growth Bundled Natural Gas Residue Solution Enhances Marketability KFM capable of providing takeaway solutions to end-markets today KFM has secured firm takeaway capacity on PEPL and OGT Competitive Advantage in Acquisitions KFM well positioned to serve other operators; major gas pipeline projects recently announced by others are more costly and less timely Modern processing recoveries and priority residue access to premium markets should result in higher netbacks KFM’s Expansion Offers Complementary, High-Growth Development Project Expansion focused on the next stage of STACK development Anchored by Alta Mesa acreage Limited G&P infrastructure provides opportunity for KFM expansion KFM involved in negotiations with anchor customers Midstream Business Can Support Future Capital Needs Future opportunity to monetize KFM and fund upstream capital needs through an MLP IPO, drop downs, and GP / IDR distributions Volumetric growth from third-party development provides upside Attractive trading multiples and GP/IDR optionality / currency Midstream Highly Accretive to Alta Mesa Vertical integration yields substantial strategic and financial benefits

Summary Continued execution facilitates disciplined growth SRUN/AMR/KFM combines leading upstream and midstream operations for sustained, disciplined growth over 10+ year horizon Fully-funded, low leverage growth in firmly-established resource Focus on capital efficiency, growth per debt-adjusted share Alta Mesa multi-well pattern development projects underway Alta Mesa has increased core acreage, overall footprint KFM 200 MMCFD expansion in commissioning, volumes growing 2018 projections an extension of successful 2017 performance Production, EBITDAX, EBITDA in line with pro forma forecasts

Appendix

Progressive Execution through Cycles

Track record of growth in production, reserves, leasehold

Net STACK Acreage


~ 130,000
102,466
73,512
40,587
44,506
YE13
YE14
YE15
YE16
Current

Total Net Production (MBOE/D)[1]


23.5
CAGR = 90%
13.1
8.8
4.8
1.0
1.7
2012
2013
2014
2015
2016
Nov '17

SEC Proved Reserves (MMBOE)[2]


129.6
CAGR = 102%
67.0
28.2
17.3
8.7
YE12
YE13
YE14
YE15
YE16

Alta Mesa Footprint



- Disciplined acreage aggregation focused primarily on "bolt-on" acquisitions to increase contiguous position as STACK play has emerged
- Production has responded to systematic de-risking, delineation, and now development of acreage
- Proved reserves growth reflects significant continuity of producing acreage in Osage, Meramec, and Oswego

Source: Company data, Public Filings, IHS Herolds, RigData.
[1] Inclusive of Net Production from Bayou City JV. 2012 and 2013 data reflects occurrence date and not accounting date LOS, due to the reasoning that occurrence date method incorporated a change in NGL accounting; whereas accounting date LOS does not.
[2] Proved reserves based on SEC pricing.

22

Optimization, Delineation and Expansion

Systematic horizontal development and growth of contiguous acreage

1992 - 2013



Major
Garfield
Blaine
Kingfisher
Canadian
1992 - 2013 Wells
Alta Mesa Acreage

40,000+ Net Acres

1987
- Founded by Mike Ellis with ~$200K

1991
- Initial Sooner Trend acreage acquired from Conoco/Exxon/Texaco-operated units

2007-2012
- Drilled 27 vertical stratigraphic delineation wells within legacy acreage; defined robust Osage prospectivity in vertical wells
- Spud first two operated HZ STACK wells in December 2012

2014 - 2015



Major
Garfield
Blaine
Kingfisher
Canadian
2014 and 2015 Wells
Alta Mesa Acreage

73,000+ Net Acres

2013
- Progressed through first two completion designs (Gen 1.0 and Gen 1.5)

2014-2015
- Commenced aggressive STACK leasing/acquisition and accelerated STACK development, increasing from 4 operated rigs (37% of capex budget) to 70% of total capex budget
- Built STACK acreage from 40K to 70K+ acres through bolt-on acquisitions

2016 & 2017



Major
Garfield
Blaine
Kingfisher
Canadian
Existing KFM Plant
Compressor Station
2017 Development Plan Wells
Kingfisher Midstream System
Alta Mesa Acreage

130,000+ Net Acres

2016
- Production reached ~20 MBOE/D
- Drilled 100th STACK HZ well & first Gen 2.5 well
- DrillCo JV started, accelerated STACK drilling with 5 operated rigs
- Phase I of Kingfisher Midstream completed, with 60 MMCF/D processing plant, crude and gas gathering, transmission pipelines, 50,000 BBL/D crude terminal, and field compression

2017
- Increased to 6 STACK operated rigs (95% of capex budget)
- Phase II of KFM expected to be complete, which includes 200MMCF/D cryo plant expansion, gas gathering pipelines, field compression and high-pressure gas transmission pipelines

23

STACK Development Alta Mesa Development Strategy Base Case Development Concept Early stages of development on de-risked Kingfisher acreage 2017 Development Plan Oswego/ Big Lime Meramec Osage 1 mile 1 mile 1,500’ 1,500’ 1,500’ 1,500’ 1,500’ 1,500’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 750’ 150 ft 450 ft 550 ft 2017 Development Plan Wells Alta Mesa Acreage Meramec/Osage – Continue to optimize lateral spacing, landing zone, and completion; transition to development mode; accelerate infrastructure investments to stay ahead of pattern development Oswego – Continue operated and non-operated development Manning – Initiate horizontal program with one well on flowback; drill 3 wells by YE 2017 Acreage – Continue bolt-on, farm-in, and pooling acquisitions New Areas / Zones – Delineate, de-risk and aggregate Blaine/Major County acreage; test horizontal potential of additional zones to increase inventory

STACK: A Significant Petroleum System

Additional development potential in multiple stacked pay zones

Alta Mesa Existing Development

- Over 800 days of strong well performance at spacing of 1,200' - 1,500'
- At least three target landing zones in Osage/Meramec -- a continuous 550' section -- and one additional in Oswego
- Identified Meramec/Osage locations represent average 8% OIP recovery
- Existing spacing tests at 660' show full development potential
- 660' spacing tests have more than 200 days of online production

Additional Zones

- Eight additional zones have proven hydrocarbon production from vertical wells
- Chester Shale offers added potential
- Alta Mesa and others have already drilled successful Red Fork, Big Lime, Oswego, Meramec, Osage, Woodford, and Hunton horizontal wells in STACK
- Additional formations have strong vertical production history
- Drilling days expected to remain similar across the various formations
- Alta Mesa beginning Manning de-risking in northern Kingfisher with 3-4 wells in 2017

55 Well Locations per Section

Type Log



Formation	Proved Spacing	Down-spacing	Additional Formations	Total
Big Lime			4	4
Oswego	2	2		4
Cherokee Shale Prue Sand Skinner Sand Red Fork Sand			4	4
Manning Lime			4	4
Chester Shale			4	4
Meramec	4	4		8
Osage	4	3		7
	4	4		8
Woodford Shale			8	8
Hunton Lime			4	4
Total	14	13	28	55

Note: Actual Alta Mesa log above displays productive formations.

25

Oswego Development in STACK Oil Window

Accelerating activity in high-productivity wells and patterns

Oswego Development in Alta Mesa Footprint

- Key vertical pay in Sooner Trend Field, high WI/NRI
- Natural fractures + porosity = good horizontal target
- Recent increase in development by offset operators, including 4-well per section patterns

Oswego Wells and Gross Thickness


Garfield
Kingfisher
Legend
Vertical Oswego Wells
Horizontal Oswego Wells
Currently Planned Oswego Patterns
AMR Contiguous Units

Oswego Operated & Non-Operated Wells


Cumulative Oil Production, Bbls
Days Since First Oil
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
90,000
0
100
200
300
400
500
600
Operated
Non-Operated
LSE 89-2
337 MBO[1] EUR
200 MBO TC
(reference)
LSE 43-3
LSE
97-3
LSE 89-2 a Significant Well
• *900+ days shallow decline, >170 MBO cumulative to date*
• Naturally fractured resource developed w/80 acre verticals
• YTD 2017 production above reserves forecast

- Alta Mesa Oswego completion optimizes proppant and acid to foster interconnection of natural fractures vs offset operator acid fracs
- Alta Mesa wells have long-term shallow-to-flat decline in contrast to high decline in offset operator wells
- 2017 operated wells include LSE 43-3 and LSE 97-3 and two Oswego wells to be drilled & completed in Q4

[1]YE 2016 NYMEX Reserves; 325 MBO YE 2016 SEC Reserves

26

Kingfisher Midstream Overview

Acreage Dedications


Cushing ~60 mi.
Garfield
Kingfisher
Canadian
Canadian
Active Rigs
Existing KFM Plant
Compressor Station
High Pressure Pipeline
Low Pressure Pipeline
Chisholm Pipeline
PEPL Pipeline

System Profile

- Scalable processing capacity to support customer production growth
- First mover advantage on residue capacity into interstate markets, enhancing customer flow assurance
- Gathering system spanning ~400 miles
- Over 7,000 gross locations associated with 6 existing customers
- Strong capital efficiency focused on ROCE
  - Low CAPEX/EBITDA multiple
  - Efficient use of 90 MMCFD processing agreements to reduce capex

KFM EBITDA Estimates ($MM)


$42
$38
$4
$184
$44
$141
$318
$63
$255
2017E
2018E
2019E
Existing Infrastructure
Expansion

Alta Mesa & Third Party Average Throughput (MMCF/D)


86
50
13
22
393
146
118
128
639
207
193
239
2017E
2018E
2019E
Alta Mesa
Third Party (Existing)
Third Party (Expansion)

Alta Mesa & Third Party Forecast Year-End Rig Count


22.5
6.0
9.5
7.0
32.5
9.0
12.5
11.0
33.5
9.0
12.5
12.0
2017E
2018E
2019E
Alta Mesa
Third Party (Existing)
Third Party (Expansion)

27

Top-Tier Results in STACK Oil Window

Kingfisher County public production data


Cumulative Production @ 6 Months
Top Quartile
WELLS
3
11
19
27
35
43
51
59
67
75
83
91
99
107
115
123
131
139
147
155
163
171
179
187
195
203
211
219
227
235
243
251
259
267
275
283
291
299
307
315
0
10,000
20,000
30,000
40,000
50,000
60,000
GROSS BO / '000 FT.

Process

- Public production data was pulled from Drilling Info for all wells meeting the following criteria:
  - Formation = Miss
  - Horizontals only
  - Kingfisher County
- Cumulative production was normalized by completed lateral length (last perf minus first perf), and ranked at:
  - 6 months cum. production
  - 12 months cum. production
  - 24 months cum. production
- Wells omitted if production or perf interval data was missing
- Gross data ranked 3 ways:
  - BOE / '000 on an energy equivalent basis (6:1)
  - BOE / '000 on a value equivalent basis (29:1)*
  - BBL OIL / '000

Findings

- Within the first 6 months, Alta Mesa wells generally equally distributed
- Alta Mesa share of top quartile wells consistently rises over time despite share of the overall well population in Kingfisher County decreasing

*Current NYMEX ~$60 / $3. Assuming $2/bbl oil transportation and $1/MMBTU, value offset is assumed to be $58 to $2, or 29:1.

28

Source: Drilling Info public production data, all horizontal wells in Kingfisher Co., all Operators, all vintages, Mississippian only. Gross Oil Cumulative Production Data Horizontal Meramec/Osage wells, Kingfisher County Top Quartile Top Quartile Top Quartile 6 Months 12 Months 24 Months Highlighted Alta Mesa wells compose significant portion of top quartile producing wells Alta Mesa (93) Others (222) Alta Mesa (58) Others (179) Alta Mesa (21) Others (86)

Source: Drilling Info public production data, all horizontal wells in Kingfisher Co., all Operators, all vintages, Mississippian only. Gross BOE (6:1) Cumulative Production Data Horizontal Meramec/Osage wells, Kingfisher County Top Quartile Top Quartile Top Quartile 6 Months 12 Months 24 Months Highlighted Alta Mesa wells compose significant portion of top quartile producing wells Alta Mesa (93) Others (222) Alta Mesa (58) Others (179) Alta Mesa (21) Others (86)

Source: Drilling Info public production data, all horizontal wells in Kingfisher Co., all Operators, all vintages, Mississippian only. Gross BOE (29:1) Cumulative Production Data Horizontal Meramec/Osage wells, Kingfisher County Top Quartile Top Quartile Top Quartile 6 Months 12 Months 24 Months Highlighted Alta Mesa wells compose significant portion of top quartile producing wells Alta Mesa (93) Others (222) Alta Mesa (58) Others (179) Alta Mesa (21) Others (86)

Alta Mesa Share of Top Oil Window Wells Horizontal Meramec/Osage wells, Kingfisher County BOE (6:1) BOE (29:1) OIL 6 mo 12 mo 24 mo 6 mo 12 mo 24 mo 6 mo 12 mo 24 mo Total # Wells 316 238 107 316 238 107 315 237 107 # Peer Wells 223 180 86 222 180 86 222 179 86 # AMR Wells 93 58 21 94 57 21 93 58 21 % AMR Wells 29% 24% 20% 30% 24% 20% 30% 24% 20% Wells in Top Quartile 79 60 27 79 59 27 79 59 27 # Peer Wells 61 46 18 61 43 16 58 40 15 # AMR Wells 18 14 9 18 16 11 21 19 12 % AMR Wells 23% 23% 33% 23% 27% 41% 27% 32% 44% # Operators 11 11 11 11 11 11 11 11 11

Alta Mesa Summary STACK Pro Forma Financials Note: This historical pro forma financial information is unaudited and gives effect to (i) the expected disposition of Alta Mesa’s non -STACK assets and operations prior to the closing of the business combination as if such transaction occurred on January 1, 2014 and (ii) the contribution to Alta Mesa of interests in 24 producing wells that were drilled under the BCE joint development agreement and purchased by High Mesa from BCE on December 31, 2016 and refinancing adjustments related to a decrease in stated coupon rates of the retired 2018 Notes from 9.625% to 7.875% of the issued 2024 Notes and reduced interest expense of $10.3 million due to the repayment in full of Alta Mesa’s $125 million senior secured term loan, as if such transactions occurred on January 1, 2016. 1 General and administrative expense and interest expense for the total company. 2 Adjusted EBITDAX is a Non-GAAP financial measure. See reconciliation to the nearest comparable GAAP measure in the appendix to this presentation.

Reconciliation of Adjusted EBITDAX to Net Income Note: This historical pro forma financial information is unaudited and gives effect to (i) the expected disposition of Alta Mesa’s non -STACK assets and operations prior to the closing of the business combination as if such transaction occurred on January 1, 2014 and (ii) the contribution to Alta Mesa of interests in 24 producing wells that were drilled under the BCE joint development agreement and purchased by High Mesa from BCE on December 31, 2016 and refinancing adjustments related to a decrease in stated coupon rates of the retired 2018 Notes from 9.625% to 7.875% of the issued 2024 Notes and reduced interest expense of $10.3 million due to the repayment in full of Alta Mesa’s $125 million senior secured term loan, as if such transactions occurred on January 1, 2016. 1 (Gain) Loss due to change in fair value of derivative contracts. 2 Does not include non-cash items - provision for income taxes, loss on extinguishment of debt, unrealized loss (gain) on oil and gas hedges and (gain)/loss on sale of assets.